                                                                     EXHIBIT 3.2


                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                         STUDIO CITY HOLDING CORPORATION


                                    ARTICLE I
                                     OFFICES

       Section 1.1 Principal Office. The principal office of the corporation within the State of New York shall be located in the City of Mount Vernon, County of Westchester.

       Section 1.2 Other Offices. The corporation may have such other offices and places of business within and without the State of New York as the business of the corporation may require.


                                   ARTICLE II
                                  SHAREHOLDERS

       Section 2.1 Annual Meeting. The annual meeting of the shareholders for the election of directors and for the transaction of other business shall be held at the principal office of the corporation within the State of New York, or at such other place either within or without the State of New York as may be fixed by the Board of Directors (the "Board") from time to time. The annual meeting shall be held on such full business day in each year and at such hour as shall be fixed by the Board. If the election of directors shall not be held on the date so fixed for the annual meeting, a special meeting of the shareholders for the election of directors shall be called in the manner provided here for special meetings, or as may otherwise be provided by law. (BCL Statute 602.) (This and other references to the New York Business Corporation Law are not part of the bylaws, but are included solely for the convenience in locating relevant portions of the statute).

       Section 2.2 Special Meetings. Special meetings of the shareholders may be held either within or without the State of New York, at such time and place and for such purpose or purposes as shall be specified in a call for such meeting made by resolution of the Board or by a majority of the directors then in office or by the Chief Executive Officer or President, or by the holders of a majority of the shares then outstanding and entitled to vote in the election of any directors. (BCL Statute 602(c).)

       Section 2.3 Notice of Meetings. Notice of all meetings of shareholders shall be in writing and shall state the place, date and hour of the meeting and such other matters as may be required by law. Notice of any special meeting shall also state the purpose or purposes for which the meeting is called and shall indicate that it is being issued by or at the direction of the person or persons calling the meeting. A copy of the notice of any meeting shall be given, personally or by mail, not less than 10 nor more than 50 days before the date of the meeting to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, with postage prepaid, directed to that shareholder at the shareholder's address as it appears on the record of shareholders, or, if the shareholder shall have filed with the Secretary of the corporation a written request that notices to the shareholders be mailed at some other address, then directed to that shareholder at such other address. Notice of any adjourned meeting of the shareholders shall not be required if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, but if after the adjournment the Board or Chief Executive Officer or President fixes a new record date for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record on the new record date. (BCL Statute 605.)

       Section 2.4 Quorum and Voting. Except as otherwise provided by law or the certificate of incorporation, the holders of a majority of the shares entitled to vote shall constitute a quorum at any meeting of the shareholders for the transaction of any business, but a lesser interest may adjourn any meeting from time to time and from place to place until a quorum is obtained. Any business may be transacted at any adjourned meeting that might have been transacted at the original meeting. When a quorum is once present to organize a meeting of shareholders, it is not broken by the subsequent withdrawal of any shareholders. Directors shall, except as otherwise required by law or the certificate of incorporation, be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election. Any other corporate action taken by vote of the shareholders shall, except as otherwise required by law or the certificate of incorporation, be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote on that action. Every shareholder of record shall be entitled at every meeting of shareholders to one vote for each share outstanding in the shareholder's name on the record of shareholders, unless otherwise provided in the certificate of incorporation. (BCL Statutes 608, 614.)

       Section 2.5 Proxies. Every shareholder entitled to vote at a meeting of the shareholders may authorize another person to act for the shareholder by proxy. Every proxy must be in writing and signed by the shareholder or the shareholder's attorney-in-fact. No proxy shall be valid after the expiration of 11 months from its date, unless otherwise provided in the proxy. Each proxy shall be revocable at the pleasure of the shareholder executing it, except that a proxy, which is, entitled "irrevocable proxy" and that states that it is irrevocable shall be irrevocable when and the extent permitted by law. (BCL Statute 609.)

       Section 2.6 List of Shareholders at Meetings. A list of shareholders as of the record date, certified by the Secretary or by the transfer agent of the corporation, shall be produced at any meeting of shareholders upon the request of any shareholder at or prior to the meeting. If the right to vote at any meeting is challenged, the inspectors of election or person presiding there shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote may vote at such meeting. (BCL Statute 607.)

       Section 2.7 Waiver of Notice. Notice of a shareholders' meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by the shareholder. (BCL Statute 606.)

       Section 2.8 Inspectors at Shareholders' Meetings. The Board, in advance of any shareholders' meeting, may appoint one or more inspectors to act at the meeting or any adjournment of it and to perform such duties there as are prescribed by law.

If inspectors are not so appointed, the person residing at a shareholders' meeting shall appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding at such. Each inspector, before entering upon the discharge of the inspectors' duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of the inspector's ability. (BCL Statute 610.)

                                   ARTICLE III
                                    DIRECTORS

       Section 3.1 Powers, Number, Qualifications and Term of Office. The business of the corporation shall be managed by its Board, which shall consist of not less than three nor more than seven persons, each of whom shall be at least 21 years of age. Subject to such limitation, the number of directors shall be fixed and may be increased or decreased from time to time by a majority of the entire Board. Directors need not be shareholders. If the Board has not elected a Chairman of the Board as an officer, it may choose a Chairman of the Board from among its members to preside at its meetings. (BCL Statutes 701,702,703,705.)

       Section 3.2 Regular Meetings. There shall be regular meetings of the Board, which may be held on such dates and without notice or upon such notice as the Board may from time to time determine. Regular meetings shall be held at the principal office of the corporation within the State of New York or at such other place either within or without the State of New York and at such specific time as may be fixed by the Board from time to time. There shall also be a regular meeting of the Board, which may be held without notice or upon such notice as the Board may from time to time determine, after the annual meeting of the shareholders or any special meeting of the shareholders at which an election of directors is held. (BCL Statutes 710, 711.)

       Section 3.3 Special Meetings. Special meetings of the Board may be held at any place within or without the State of New York at any time when called by the Chairman of the Board or the President or four or more directors. Notice of the time and place of special meetings shall be given to each director personally or by telephone, telecopier, e-mail or similar means at least one day prior to the time fixed for such meeting, or by mailing notice, prepaid, addressed to the directors post office address, as it appears on the books of the corporation at least five days prior to the time fixed for such meeting. Neither the call or notice nor any waiver of notice need specify the purpose of any meeting of the Board. (BCL Statutes 710, 711.)

       Section 3.4 Waiver of Notice. Notice of a meeting need not be given to any director who signs a waiver of notice whether before or after the meeting, or who attends the meeting without protesting prior to attending, or at its commencement, the lack of notice to the director. (BCL Statute 711(c).)

       Section 3.5 Quorum and Voting. One-third of the entire Board shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of any adjournment and, unless the time and place of such adjournment are announced at the meeting to the other directors. The vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board, except where a larger vote is required by law, the certificate of incorporation or these bylaws. (BCL Statutes 707,708, 711(d).)

       Section 3.6 Action by the Board. Any reference in these bylaws to corporate action to be taken by the Board shall mean such action at a meeting of the Board. However, any action required or permitted to be taken by the Board or any committee may be taken without a meeting if all members of the Board or committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consent to that action by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee. Any one or more members of the Board or any committee of the Board may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting. (BCL Statute 708.)

       Section 3.7 Committees of the Board. The Board by resolution adopted by a majority of the entire Board may designate from among its members one or more committees, each consisting of three or more directors. Each such committee shall have all the authority of the Board to the extent provided in such resolution, except as limited by law. No such committee shall exercise its authority in a manner inconsistent with any action, direction, or instruction of the Board.

       The Board may appoint a Chairman of any committee (except for the Executive Committee, if one is established, in the case where the Chairman of the Executive Committee has been elected pursuant to Section 4.1 of these bylaws), who shall preside at meetings of their respective committees. The Board may fill any vacancy in any committee and may designate one or more directors as alternate members of such committee, who may replace any absent member or members at any meeting of such committee. Each such committee shall serve at the pleasure of the Board, but in no event beyond its first meeting following the annual meeting of the shareholders.

       All acts done and powers conferred by any committee pursuant to the foregoing authorization shall be deemed to be and may be certified as being done or conferred under the authority of the Board. A record of the proceedings of each committee shall be kept and submitted at the next regular meeting of the Board.

       At least one-third of the members of any committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members present at the time of the vote, if a quorum is present at such time, shall be the act of the committee. If a committee or the Board shall establish regular meetings of any committee, such meetings may be held without notice or upon such notice as the committee may from time to time determine. Notice of the time and place of special meetings of any committee shall be given to each member of the committee in the same manner as in the case of special meetings of the Board. Notice of a meeting need not be given to any member of a committee who signs a waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior to the meeting or at its commencement, the lack of notice to the member. Except as otherwise provided in these bylaws, each committee shall adopt its own rules of procedure. (BCL Statute 712.)

       Section 3.8 Compensation of Directors. The Board shall have authority to fix the compensation of directors for services in any capacity (BCL Statute 713(e).)

       Section 3.9 Resignation and Removal of Directors. Any director may resign at any time by giving written notice to the Chief Executive Officer, the President or to the Board, and such resignation shall take effect at the time there specified without the necessity of further action. Any director may be removed with or without cause by vote of the shareholders, or with cause by action of the Board. (BCL Statute 706.)


                                   ARTICLE IV
                             OFFICERS AND OFFICIALS


       Section 4. 1 Officers. The Board shall elect a Chairman of the Board or President or both, and a Secretary, a Treasurer and a comptroller and may elect such other officers, including a Chairman of the Executive Committee and one or more Vice-Chairmen of the Board, as the Board shall determine. Each officer shall such powers and perform such duties as are provided in these bylaws and as may be provided from time to time by the Board or by the Chief Executive Officer. Each officer shall at all times be subject to the control of the Board, and any power or duty assigned to an officer by these bylaws or the Board or the Chief Executive Officer shall be subject to control, withdrawal or limitation by the Board. (BCL Statute 715.)

       Section 4.2 Qualifications. The Chairman of the Board, the President, the Chairman of the Executive Committee and the Vice Chairman of the Board shall be directors, but no other officer need be a director. Any person may hold two or more offices, except that neither the Chairman nor the President shall be Secretary or Treasurer. The Board may require any officer to give security for the faithful performance of the officer's duties.
(BCL Statutes 715(e) and (f.)

       Section 4.3 Election and Termination. The Board shall elect officers at the meeting of the Board following the annual meeting of the shareholders and may elect additional officers and fill vacancies at any other time. Unless the Board shall otherwise specify, each officer shall hold office until the meeting of the Board following the next annual meeting of the shareholders, and until the officer's successor has been elected and qualifies, except as here after provided. The Board may remove any officer or terminate such officer's powers, at any time, with or without cause. Any officer may resign at any time by giving written notice to the Chief Executive Officer, the President or to the Board, or by retiring or by leaving the employ of the corporation (without being employed by a subsidiary or affiliate) and any such action shall take effect as a resignation without necessity of further action. The Chief Executive Officer or President may suspend any officer until the next meeting of the Board. (BCL Statutes 715, 716.)

       Section 4.4 Delegation of Powers. Each officer may delegate to any other officer and to any official, employee or agent of the corporation, such portions of the officer's powers as the officer shall deem appropriate, subject to such limitations and expirations as the officer shall specify, and may revoke such delegation at any time.

       Section 4.5 Chairman of the Board. The Chairman of the Board shall be the President of the corporation, unless the Board shall otherwise specify. The Chairman shall preside at meetings of the Board and shall perform such other duties as may be prescribed by the Board.

       Section 4.6 Chief Executive Officer. The Chief Executive Officer shall, subject to the direction of the Board, have general and active control of the affairs and business of the corporation and general supervision of its officers, officials, employees and agents. The Chief Executive Officer shall preside at all meetings of the shareholders. He or she shall also preside at all meetings of the Board and any committee of it which he or she is a member, unless the Board or such committee shall have chosen another Chairman. The
Chief Executive Officer shall see that all orders and resolutions of the Board are carried into effect, and in addition he or she shall have all the powers and perform all the duties generally appertaining to the office of the Chief Executive Officer of a corporation.

       The Chief Executive Officer shall designate the person or persons who shall exercise his or her powers and perform his or her duties in his or her absence or disability and the absence or disability of the President.

       Section 4.7 President. The President may be Chief Executive Officer if so designated by the Board. If not, he or she shall have such powers and perform such duties as are prescribed by the Chief Executive Officer or by the Board, and, in the absence or disability of the Chief Executive Officer, he or she shall have the powers and perform the duties of the Chief Executive Officer, except to the extent that the Board shall otherwise provided.

       Section 4.8 Chairman of the Executive Committee. The Chairman of the Executive Committee shall be a member of the Executive Committee.

He or she shall preside at meetings of the Executive Committee and shall have such other powers and perform such other duties as are prescribed by the Board or by the Chief Executive Officer.

       Section 4.9 Vice Chairman of the Board. Each Vice-Chairman of the Board shall have such powers and perform such duties as are prescribed by the Chief Executive Officer or by the Board.

       Section 4.10 Secretary. The Secretary shall attend all meetings and keep the minutes of all proceedings of the shareholders, the Board, the Executive Committee and any other committee unless it shall chose another secretary. He or she shall give notice of all such meetings and all other notices required by law or by these bylaws. He or she shall have custody of the seal of the corporation and shall have power to affix it to any instrument and to attest to it. The Secretary shall have charge of the record of shareholders required by law, which may be kept by and transfer agent or agents under the Secretary's direction. The Secretary shall maintain the records of directors and officers as required by law. The Secretary shall have charge of all documents and other records, except those for which come other officer or agent is properly accountable, and shall generally perform all duties appertaining to the office of secretary of a corporation. (BCL Statutes 605, 64, 718.)

       Section 4.11 Treasurer. The Treasurer shall have the care and custody of all the funds and other valuables of the corporation, except to the extent they shall be entrusted to other officers, employees or agents by direction of the Chief Executive Officer or the Board. The Treasurer may hold funds, securities and other valuables in his or her care in such vaults or safe deposit facilities, or may deposit them in and entrust them to such banks, trust companies and other depositories, all as the Treasurer shall determine with the written concurrence of the Chief Executive Officer, the President or his or her delegate. The Treasurer shall account regularly to the Comptroller for all his or her receipts, disbursements and deliveries of funds, securities and other valuables.

       The Treasurer or his or her delegate, jointly with the Chief Executive Officer or his or her delegate, may designate in writing and certify to any bank, trust company, safe deposit company or other depository the persons (including themselves) who are authorized, singly or jointly as they shall specify in each case, to open accounts in the name of the corporation with banks, trusts companies and other depositories, to deposit there funds, instruments and securities belonging to the corporation, to draw checks or drafts on such accounts in amounts not exceeding the credit balances there, to order the delivery of securities from there, to rent safe deposit boxes or vaults in the name of the corporation, to have access to such facility and to deposit there and remove from there securities and other valuables. Any such designation and certification shall contain the regulations, terms and conditions applicable to such authority and may be amended or terminated at any time.

       Such powers may also be granted to any other officer, official, employee or agent of the corporation by resolution of the Board or by power of attorney authorized by the Board.


       Section 4.12 Comptroller. The Comptroller shall be the chief accounting officer of the corporation and shall have control all its books of account. The Comptroller shall see that correct and complete books of account are kept as required by law, showing fully, in such form as he or she shall prescribe, all transactions of the corporation, and he or she shall require, keep and preserve all vouchers relating to those transactions for such period as may be necessary.

       The Comptroller shall render periodically such financial statements and such other reports relating to the corporation's business as may be required by the Chief Executive Officer, the President or the Board. He or she shall generally perform all duties appertaining to the office of comptroller of a corporation. (BCL Statute 624.)


       Section 4.15 Officials and Agents. The Chief Executive Officer or his or her delegate may appoint such officials and agents of the corporation as the conduct of its business may require and assign to them such titles, powers, duties and compensation as he or she shall see fit and may remove or suspend or modify such titles, powers, duties or compensation at any time with or without cause.

                                    ARTICLE V
                                     SHARES

       Section 5.1 Certificates. The shares of the corporation shall be represented by certificates in such form, consistent with law, as prescribed by the Board, and signed and sealed as provided by law. (BCL Statute 508.)

       Section 5.2 Transfer of Shares. Except as provided in the certificate of incorporation, upon surrender to the corporation or to its transfer agent of a certificate representing shares, duly endorsed or accompanied with proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled to it and to cancel the old certificate. The corporation shall be entitled to treat the holder of record of any shares as the holder in fact and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the corporation shall have express or other notice, except as may be required by law.
(BCL Statute 508(d).)

       Section 5.3 Record of Shareholders. The corporation shall keep at its principal office within the State of New York, or at the office of its transfer agent or registrar in the State of New York, a record in written form, or in any other form capable of being converted into written form within a reasonable time, which shall contain the names and addresses of all shareholders, the numbers and class of shares held by each, and the dates when they respectively became the owners of record. (BCL Statute 624(a).)

       Section 5.4 Lost or Destroyed Certificates. In case of the alleged loss, destruction or mutilation of a certificate or certificates representing shares, the Board may direct the issuance of a new replacement certificate or certificates upon such terms and conditions in conformity with law as the Board may prescribe. (BCL Statute 508(e).)

       Section 5.5 Fixing Record Date. The Board or the Chief Executive Officer or President may fix, in advance, a date as the record date for the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action. Such date shall not be more than 50 nor less than ten day us before the date of such meeting, nor more than 50 days prior to any other action. (BCL Statute 604.)

                                   ARTICLE VI
                                  MISCELLANEOUS

       Section 6.1 Fiscal Year. The fiscal year of the corporation shall be the calendar year.

       Section 6.2 Voting of Shares of Other Corporations. The Board may authorize any officer, agent or proxy to vote shares of any domestic or foreign corporation of any type of kind standing in the name of this corporation and to execute written consents in that respect, but in the absence of such specific authorization the Chief Executive Officer of this corporation or his or her delegate may vote such shares and may execute proxies and written consents with relation to such shares.


                                   ARTICLE VII
                                   AMENDMENTS


       Section 7.1 General. Except as otherwise provided by law, these bylaws may be amended or repealed or new bylaws may be adopted by the Board of Directors, or by vote of the holders of the shares at the time entitled to vote in the election of any directors, except that the Board may not amend or repeal any bylaw, or adopt any new bylaw with respect to the subject matter of any bylaw, which specifically states that it may be amended or repealed only by a vote of the shareholders. (BCL Statute 601.)

       Section 7.2 Amendment of This Article. This Article VII may be amended or repealed only by the shareholders entitled to vote on that matter as provided in Section 7.1 above.